LogicVision Reports Third Quarter 2007 Financial Results
          Cash Exceeds Guidance; Smallest Net Loss in Nearly Six Years

SAN JOSE, Calif. - October 23, 2007 - LogicVision, Inc. (NASDAQ: LGVN), a leading provider of silicon test and yield learning solutions, today announced its financial results for the third quarter ended September 30, 2007.

Third Quarter 2007 Results
Revenues in the third quarter of 2007 were $3.0 million, compared with $3.1 million in the second quarter of 2007.

Net loss in the third quarter of 2007 was $700,000, or $0.03 per share, compared with a net loss of $1.1 million, or $0.05 per share, reported in the second quarter of 2007.

Gross margins in the third quarter were 72 percent, compared with 75 percent in second quarter of 2007.

Operating expenses were $3.0 million in the third quarter, including $319,000 of stock-based employee compensation charges in accordance with SFAS 123 (R). This compares with $3.6 million of operating expenses in the second quarter of 2007, including $357,000 of stock-based employee compensation charges in accordance with SFAS 123(R).

At September 30, 2007, LogicVision had $9.5 million in cash, cash equivalents and investments, compared with $7.0 million at June 30, 2007. The company has no bank debt.

New orders received during the third quarter totaled $5.0 million. The company exited the third quarter with a 12-month backlog of $9.1 million, compared with a 12-month backlog of $8.2 million at the end of the second quarter.

"We are pleased to report that our cash, cash equivalents and investments significantly exceeded guidance, our net loss was the smallest in nearly six years, and our bookings were the highest they have been in the past two years," said James T. Healy, president and CEO of LogicVision. "Key customers such as NEC Electronics and PLX Technology are renewing or expanding their use of our embedded test solutions to include worldwide usage or new products as they realize the benefits they can achieve with our technology. We are pleased with our third quarter results and continue to work on additional significant customer expansions and renewals in the near term, as well as focus on turning current evaluations into new contracts."

Guidance for the Fourth Quarter of 2007

      o Revenues are expected to be in the range of $2.8 million to $3.0 million.

      o Net loss is expected to be in the range of $900,000 to $1.1 million, or a net loss in the range of $0.04 to $0.05 per share.

      o Cash, cash equivalents and investments are expected to be approximately $7.5 million at the end of the fourth quarter.

Conference Call
LogicVision will broadcast its conference call discussion of third quarter 2007 financial results today, October 23, 2007 at 2 p.m. Pacific time. To listen to the call, please dial 888-455-3614, pass code: "LogicVision." A taped replay will be made available approximately one hour after the conclusion of the call and will remain available for one week. To access the replay, dial 800-685-0912. The LogicVision financial results conference call will be available via a live web cast on the investor relations section of the company's web site at http://www.logicvision.com. An archived web cast of the call will be available at http://www.logicvision.com for one year.


About LogicVision, Inc.
LogicVision (NASDAQ: LGVN) provides proprietary technologies for embedded test that enable the more efficient design and manufacture of complex semiconductors. LogicVision's embedded test solution allows integrated circuit designers to embed into a semiconductor design test functionality that can be used during semiconductor production and throughout the useful life of the chip. For more information on the company and its products, please visit the LogicVision website at www.logicvision.com.

FORWARD LOOKING STATEMENTS
Except for the historical information contained herein, the matters set forth in this press release, including statements as to the Company's outlook, the number of expected evaluation starts, expected customer renewals, interest for the Company's products, the Company's ability to obtain purchase orders from new customers, successes in adoption of the Company's solutions, and the Company's expected financial results, including revenues, net loss, and cash, cash equivalents and investments are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially, including, but not limited to, the possibility that orders could be modified or cancelled, existing customer orders may not be renewed, the ability of the Company to negotiate and sign customer agreements and obtain purchase orders, trends in capital spending in the semiconductor industry, the timing and nature of customer orders, whether customers accept the Company's new and existing products, the impact of competitive products and alternative technological advances, and other risks detailed in LogicVision's Annual Report on Form 10-K for the year ended December 31, 2006, LogicVision's Quarterly Report on Form 10-Q for the quarter ended June 30, 2007 and from time to time in LogicVision's SEC reports. These forward-looking statements speak only as of the date hereof. LogicVision disclaims any obligation to update these forward-looking statements.

LogicVision, Embedded Test and LogicVision logos are trademarks or registered trademarks of LogicVision, Inc. in the United States and other countries. All other trademarks and service marks are the property of their respective owners.


Contacts:
Bruce M. Jaffe
Vice President & CFO
(408) 453-0146
InvestorRelations@logicvision.com
---------------------------------





                       - Summary financial data follows -

                                LOGICVISION, INC.

                 UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
                     (in thousands, except per share data)


                                                                    September 30,     December 31,
                                                                    ------------------------------
                                                                        2007              2006
                                                                    ------------      ------------

                                     ASSETS
Current Assets:
  Cash and cash equivalents                                         $      8,733      $      7,087
  Short-term investments                                                     747             2,155
  Accounts receivable, net of allowance for doubtful
    accounts of $8 and $6, respectively                                      754               615
  Prepaid expenses and other current assets                                1,192             1,226
                                                                    ------------      ------------
    Total current assets                                                  11,426            11,083
Property and equipment, net                                                  450               743
Intangible assets, net                                                        18               178
Goodwill                                                                   6,846             6,846
Other long-term assets                                                       275               641
                                                                    ------------      ------------
    Total assets                                                    $     19,015      $     19,491
                                                                    ============      ============


                      LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
  Accounts payable                                                  $        251      $        308
  Accrued liabilities                                                      2,188             2,008
  Deferred revenue, current portion                                        5,792             5,089
                                                                    ------------      ------------
    Total current liabilities                                              8,231             7,405
Deferred revenue                                                           1,015               285
                                                                    ------------      ------------
    Total liabilities                                                      9,246             7,690
                                                                    ------------      ------------


Commitments and contingencies


Stockholders' Equity:
  Preferred stock, $0.0001 par value:
    Authorized: 5,000 shares;
    Issued and outstanding: no shares issued and outstanding                --                --
  Common stock, $0.0001 par value:
    Authorized: 125,000 shares;
    Issued and outstanding: 24,163 shares at September 30, 2007
     and 24,081 shares at December 31, 2006                                    2                 2
Additional paid-in capital                                               108,777           107,860
Accumulated other comprehensive income (loss)                                 62              --
Accumulated deficit                                                      (99,072)          (96,061)
                                                                    ------------      ------------
    Total stockholders' equity                                             9,769            11,801
                                                                    ------------      ------------
    Total liabilities and stockholders' equity                      $     19,015      $     19,491
                                                                    ============      ============


                                LOGICVISION, INC.

            UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                     (in thousands, except per share data)


                                                 Three Months Ended                 Nine Months Ended
                                                    September 30,                     September 30,
                                             ----------------------------      ----------------------------
                                                2007             2006             2007             2006
                                             -----------      -----------      -----------      -----------
Revenues:
  License                                    $     1,396      $     1,332      $     3,958      $     3,856
  Service                                          1,566            1,312            4,717            3,809
  Product                                             69               10               69              110
                                             -----------      -----------      -----------      -----------
   Total revenues                                  3,031            2,654            8,744            7,775
                                             -----------      -----------      -----------      -----------


Cost of revenues:
  License                                            229              259              685              746
  Service                                            611              486            1,686            1,339
  Product                                           --               --               --               --
                                             -----------      -----------      -----------      -----------
   Total cost of revenues                            840              745            2,371            2,085
                                             -----------      -----------      -----------      -----------
Gross profit                                       2,191            1,909            6,373            5,690
                                             -----------      -----------      -----------      -----------


Operating expenses:
  Research and development                           920            1,014            2,802            3,137
  Sales and marketing                              1,175            1,745            4,023            5,404
  General and administrative                         896              956            2,885            2,957
                                             -----------      -----------      -----------      -----------
   Total operating expenses                        2,991            3,715            9,710           11,498
                                             -----------      -----------      -----------      -----------


Loss from operations                                (800)          (1,806)          (3,337)          (5,808)
Interest and other income, net                       112               81              284              243
                                             -----------      -----------      -----------      -----------


Loss before provision for (benefit from)
  income taxes                                      (688)          (1,725)          (3,053)          (5,565)
Income tax provision (benefit)                      --                 15              (42)              91
                                             -----------      -----------      -----------      -----------

Net loss                                     $      (688)     $    (1,740)     $    (3,011)     $    (5,656)
                                             ===========      ===========      ===========      ===========


Net loss per common share, basic and
diluted                                      $     (0.03)     $     (0.09)     $     (0.12)     $     (0.29)
                                             ===========      ===========      ===========      ===========

Weighted average number of shares
outstanding, basic and diluted                    24,150           20,058           24,127           19,326
                                             ===========      ===========      ===========      ===========